Exhibit (d)(3)


                              AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT


      AGREEMENT dated as of May 12, 2001, and amended and restated as of October 1, 2003 between AmSouth Asset Management Inc., a corporation with its principal place of business in Alabama (herein called the "Investment Advisor") and OakBrook Investments, LLC, a corporation with its principal place of business in Illinois (herein called the "Sub-Advisor").

      WHEREAS, the Investment Advisor is the investment advisor to AmSouth Mutual Funds, a Massachusetts business trust (herein called the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the AmSouth Investment Management Company, LLC (AIMCO), is a separate, wholly-owned subsidiary of AmSouth Bank, which formerly served as investment advisor to the Trust;

      WHEREAS, the Investment Advisor is a separate, wholly-owned subsidiary of AmSouth Bank;

      WHEREAS, AmSouth Bank reorganized its investment advisory subsidiaries so that management and investment advisory personnel that formerly provided investment management services as personnel of AIMCO now do so as the personnel of the Investment Advisor;

      WHEREAS, the reorganization of the investment advisory subsidiaries of AmSouth Bank does not effect an actual change in management or control of the investment advisor within the meaning of Rule 2a-6 under the 1940 Act, and, therefore, did not constitute an assignment of this Agreement for purposes of
Section 15(a)(4) of the 1940 Act;

      WHEREAS, the Investment Advisor wishes to retain the Sub-Advisor to assist the Investment Advisor in providing investment advisory services in connection with such portfolios of the Trust as now or hereafter may be identified on Schedule A hereto as such Schedule may be amended from time to time with the consent of the parties hereto (each herein called a "Fund");

      WHEREAS, the Board of Trustees of the Trust has duly approved this Agreement upon consideration of the Trust's existing contractual arrangements and applicable law; and

      WHEREAS, the Sub-Advisor is willing to provide such services to the Investment Advisor upon the terms and conditions and for the compensation set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Investment Advisor hereby appoints the Sub-Advisor to act as sub-advisor with respect to the Fund. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. DELIVERY OF DOCUMENTS. The Investment Advisor shall provide to the Sub-Advisor copies of the Trust's most recent prospectus and statement of additional information (including supplement thereto) which relate to any class of shares representing interests in the Fund (each such prospectus and statement of additional information as presently in effect, and as they shall from time to time be amended and supplemented, is herein respectively called a "Prospectus" and a "Statement of Additional Information").

      3. SUB-ADVISORY SERVICES TO THE FUNDS.

         (a) Subject to the supervision of the Investment Advisor, the Sub-Advisor will supervise the day-to-day operations of the Fund and perform the following services: (i) provide investment research and credit analysis concerning the Fund's investments; (ii) conduct a continual program of investment of the Fund's assets; (iii) place orders for all purchases and sales of the investments made for the Fund; (iv) maintain the books and records required in connection with its duties hereunder; and (v) keep the Investment Advisor informed of developments materially affecting the Fund.

         (b) The Sub-Advisor will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities; provided that, notwithstanding this Paragraph 3(b), the liability of the Sub-Advisor for actions taken and non-actions with respect to the performance of services under this Agreement shall be subject to the limitations set forth in Paragraph 11(a) of this Agreement.

         (c) The Sub-Advisor will communicate to the Investment Advisor and to the Trust's custodian and Fund accountants as instructed by the Investment Advisor on each day that a purchase or sale of a security is effected for the Fund (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be affected, (iv) the CUSIP number of the security, if any, and (v) such other information as the Investment Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under its investment advisory agreement.

         (d) The Sub-Advisor will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information.

         (e) The Sub-Advisor will maintain records of the information set forth in Paragraph 3(c) hereof with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may reasonably request.

         (f) The Sub-Advisor will promptly review all (1) reports of current security holdings in the Fund, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of the Fund's shares less cash needed for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days after discovery of such discrepancies.

      4. BROKERAGE. The Sub-Advisor may place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders, the Sub-Advisor will consider the experience and skill of the firm's securities traders, as well as the firm's financial responsibility and administrative efficiency. The Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, the Sub-Advisor may, subject to the approval of the Board of Trustees of the Trust, select brokers on the basis of the research, statistical and pricing services they provide to the Fund. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such transaction is reasonable in terms either of the transaction or the overall responsibility of the Sub-Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits in the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Trust's principal distributor, the Investment Advisor or any affiliate thereof (as the term "affiliate" is defined in the 1940 Act), except to the extent permitted by SEC exemptive order or by applicable law.

      5. COMPLIANCE WITH LAWS: CONFIDENTIALITY: CONFLICTS OF INTEREST.

         (a) The Sub-Advisor agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Advisor in performance of its duties hereunder (herein called the "Rules").

         (b) The Sub-Advisor will treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         (c) The Sub-Advisor will maintain a policy and practice of conducting sub-advisory services hereunder independently of the banking operations of its affiliates. In making investment recommendations for the Fund, the Sub-Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are bank customers of the Sub-Advisor's affiliates unless so required by applicable law. In dealing with their bank customers, affiliates of Sub-Advisor will not inquire or take into consideration whether securities of those customers are held by the Fund. AmSouth Bank, upon request, will supply the Sub-Advisor with a list of "affiliated persons" for purposes of the 1940 Act.

      6. CONTROL BY TRUST'S BOARD OF TRUSTEES. Any recommendations concerning the Fund's investment program proposed by the Sub-Advisor to the Fund and the Investment Advisor pursuant to this Agreement, as well as any other activities undertaken by the Sub-Advisor on behalf of the Fund pursuant thereto shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

      7. SERVICES NOT EXCLUSIVE. The Sub-Advisor's services hereunder are not deemed to be exclusive, and the Sub-Advisor shall be free to render similar or dissimilar services to others so long as its services under this Agreement are not impaired thereby.

      8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the 1940 Act, and any other applicable Rule, the Sub-Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 and any other applicable Rule, the records required to be maintained by the Sub-Advisor hereunder pursuant to Rule 31a-1 and any other applicable Rule. The Sub-Advisor may retain a copy of Trust records solely for the purpose of satisfying its record retention obligations under the 1940 Act and the Investment Advisors Act of 1940, as amended.

      9. EXPENSES. During the term of this Agreement, the Sub-Advisor will bear all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. Notwithstanding the foregoing, the Sub-Advisor shall not bear expenses related to the operation of the Trust or any Fund including, but not limited to, taxes, interest, brokerage fees and commissions and any extraordinary expense items.

      10. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Investment Advisor will pay the Sub-Advisor and the Sub-Advisor will accept as full compensation therefor a fee computed daily and paid monthly in arrears on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rates set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Investment Advisor and the Sub-Advisor. If the fee payable to the Sub-Advisor pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares. Payment of said compensation shall be the sole responsibility of the Investment Advisor and shall in no way be an obligation of the Fund or of the Trust.

      11. LIMITATION OF LIABILITY.

         (a) The Sub-Advisor shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Investment Advisor, the Trust or the Fund in connection with the matters to which Agreement relates, except that Sub-Advisor shall be liable to the Investment Advisor for a loss resulting from a breach of fiduciary duty by Sub-Advisor under the 1940 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Advisor in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Advisor be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Advisor by the Investment Advisor.

         (b) The Investment Advisor shall be responsible at all times for supervising the Sub-Advisor, and this Agreement does not in any way limit the duties and responsibilities that the Investment Advisor has agreed to under its investment advisory agreement.

      12. DURATION AND TERMINATION. This Agreement shall become effective as of the date first written above provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund and, unless sooner terminated as provided herein, shall continue with respect to the Fund until December 31, 2004. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods ending on December 31st of each year, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; PROVIDED, HOWEVER, that this Agreement may be terminated with respect to the Fund (i) by the Trust at any time without the payment of any penalty by the Board of Trustees of the Trust, (ii) by vote of a majority of the outstanding voting securities of the Fund, (iii) by the Investment Advisor on 60 days written notice to the Sub-Advisor or (iv) by the Sub-Advisor on 60 days written notice to the Investment Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

      13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and shall be governed by Alabama law.

      The names "AmSouth Mutual Funds" and "Trustees of AmSouth Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated as of March 19, 2003 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


      (SEAL)                        AMSOUTH ASSET MANAGEMENT INC.

                                    /s/ Joseph T. Keating
                                    -----------------------------------
                                    By:     Joseph T Keating
                                    Title:  Chairman



      (SEAL)                        OAKBROOK INVESTMENTS, LLC

                                    /s/ Janna L. Sampson
                                    -----------------------------------
                                    By:     Janna L. Sampson
                                    Title:  Director

                                                        Dated: October 1, 2003

                                   SCHEDULE A

                            To Sub-Advisory Agreement
                           dated as of October 1,2003
       between AmSouth Asset Management Inc. and OakBrook Investments, LLC



NAME OF FUND                        COMPENSATION
------------                        ------------

AmSouth Select Equity Fund          Annual rate of fifty-six one-hundredths of
                                    one percent (.56%) of the AmSouth Select
                                    Equity Fund's average daily net assets

AmSouth Enhanced Market Fund        Annual rate of thirty-two one-hundredths
                                    of one percent (.32%) of the AmSouth
                                    Enhanced Market Fund's average daily net assets


Consented to by:


Date:                               AMSOUTH ASSET MANAGEMENT INC.
     ---------------

                                    /s/ Joseph T. Keating
                                    -----------------------------------
                                    By:      Joseph T. Keating
                                    Title:   Chairman




Date:                               OAKBROOK INVESTMENTS, LLC
      ---------------

                                    /s/ Janna L. Sampson
                                    -----------------------------------
                                    By:     Janna L. Sampson
                                    Title:  Director

                                       A-1